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                                                                    EXHIBIT 10.1


                             MODIFICATION AGREEMENT
                             ----------------------

     This Modification Agreement is entered into this 31st day of May, 1995, by and between Sierra Health Services, Inc., a Nevada corporation ("Borrower") and PriMerit Bank, Federal Savings Bank ("Bank").


                                    RECITALS
                                    --------

     Borrower and Bank entered into that certain Revolving Credit Loan Agreement dated May 14, 1993 ("Loan Agreement"), and Borrower executed in favor of Bank that certain Revolving Credit Demand Note dated May 14, 1993 ("Note"), pursuant to which Bank extended to Borrower a revolving line of credit in the original principal amount of Five Million and no/100 dollars ($5,000,000.00).

     The Loan Agreement was modified pursuant to the Modification Agreement dated June 30, 1994.

     Borrower and Bank desire to further amend the terms of the Loan Agreement and Note.

     Now therefore, in consideration of the above recitals, the covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     A. The Maturity Date of the Note and Loan Agreement is extended from June 1, 1995 to August 1, 1995. All references to such date in the Note and Loan Agreement shall reflect this extension.

     B. The following sections of the Loan Agreement are amended and fully restated as follows:

     1. (d)    Each Advance shall be made pursuant to a telephonic or
     written request by James L. Starr, Vice President and Chief Financial Officer, on behalf of Borrower, in such form and substance acceptable to Bank. Borrower shall deliver such requests to the Bank at least one (1) day prior to the date each Advance is requested to be made.

     C. To the extent that there is any conflict between the provisions of the Loan Agreement and Note referred to above and the provisions contained herein, the provisions of this Modification Agreement shall prevail and the provisions of the Loan Agreement and Note shall be deemed to be superseded and amended to that extent. All terms not defined herein shall have the meanings ascribed to them in the Note and Loan Agreement.
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     D.   This Modification Agreement is a modification of the Loan Agreement and Note only, and is not a novation, and except as expressly provided herein to the contrary, all of the terms and conditions of said Loan Agreement and Note shall remain in full force and effect.

     E. Borrower hereby waives, to the fullest extent such waiver is permitted by law, the benefit of any statute of limitations in relation to any payment extensions or renewals in respect to Borrower's obligations under the Loan Agreement and Note, and agrees that any extensions or renewals or forbearances with respect to any portion of the obligation evidenced by the Note shall in no way impair its liability hereunder.

     F. This Modification Agreement contains the entire agreement of the parties hereto, with respect to the subject matter hereof and supersedes any prior written or oral agreements between them concerning the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter hereof, which are not fully described herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BANK:                                       BORROWER:

PriMERIT BANK, FEDERAL                      SIERRA HEALTH SERVICES, INC.
SAVINGS BANK                                a Nevada corporation


By:  BRIAN D. CALL                          By:  JAMES L. STARR
     ---------------------                       -----------------------
     Vice President                              James L. Starr
for: Robert C. Glaser                       Its: Vice President and
Its: Senior Vice President                       Chief Financial Officer